Exhibit 99.1

Metallus Announces Planned Retirement of Chief Executive Officer Michael Williams;

Kristopher Westbrooks Named Successor

CANTON, Ohio: August 31, 2026 – Metallus (NYSE: MTUS), a leader in high-quality specialty metals, manufactured components, and supply chain solutions, today announced that Michael (Mike) S. Williams has notified the company’s board of directors of his intention to retire from his position as chief executive officer and as a member of the board of directors effective December 31, 2026. The board has appointed Kristopher (Kris) R. Westbrooks, president and chief operating officer of Metallus, to succeed Mr. Williams as president and chief executive officer and as a member of the board of directors effective January 1, 2027. Mr. Williams will continue to serve as a special advisor to the CEO and board of directors until June 30, 2027.

Today’s announcement is the result of a thoughtful and comprehensive succession planning process and ensures Metallus continues executing upon its strategy of creating sustainable profitable growth.

“On behalf of our board, I would like to thank Mike for his leadership and contributions over the years,” said Ronald A. Rice, Metallus’ chairman of the board. “During Mike’s tenure, Metallus has executed a significant transformation focused on enhancing profitability through commercial and operational excellence, disciplined capital allocation, and expanding its presence in higher-growth markets, including aerospace & defense, while continuing to support our long-standing automotive, industrial, energy and distribution customers.”

“We congratulate Kris on his well-deserved appointment as president and chief executive officer,” continued Rice. “Since joining the company in 2018, Kris has been a strategic partner in shaping our direction, strengthening our financial position, and advancing our operational strategy and long-term growth objectives. His steady leadership, sound judgment, and unwavering commitment to our people, customers, and shareholders have helped position the company for continued success.”

“Kris has earned the trust and respect of colleagues across our organization and with customers and suppliers in the industry through his integrity and firm commitment to continuous improvement,” said Mike Williams. “He navigates complex challenges with a long-term perspective, balancing strategic vision with disciplined execution. Having worked closely with Kris for many years, I am confident in his ability to advance our strategy, strengthen our position, and drive future growth.”

Prior to joining Metallus, Mr. Westbrooks held senior finance and accounting leadership roles at A. Schulman, Inc. and The Procter & Gamble Company. At A. Schulman, he served as vice president, chief accounting officer and corporate controller. Earlier in his career, he held accounting and financial analysis positions at Procter & Gamble and began his career in public accounting with PwC.

ABOUT METALLUS INC.

Metallus (NYSE: MTUS) manufactures high-performance specialty metals from recycled scrap metal in Canton, OH, serving demanding applications in industrial, automotive, aerospace & defense and energy end-markets. The company is a premier U.S. producer of alloy steel bars (up to 16 inches in diameter), seamless mechanical tubing and manufactured components. In the business of making high-quality steel for more than 100 years, Metallus' proven expertise contributes to the performance of our customers' products. The company employs approximately 1,905 people and had sales of $1.2 billion in 2025. For more information, please visit us at www.metallus.com.

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Media contact:

Jennifer Beeman

Director, Corporate Communications

P 440.214.0503

news@metallus.com

Investor contact:

Jenna Johnson

Senior Manager, Finance & Investor Relations

P 330.471.4375

ir@metallus.com

FORWARD-LOOKING STATEMENTS

This news release includes "forward-looking" statements within the meaning of the federal securities laws. You can generally identify the company's forward-looking statements by words such as "will," "anticipate," "aspire," "believe," "could," "estimate," "expect," "forecast," "outlook," "intend," "may," "plan," "possible," "potential," "predict," "project," "seek," "target," "should," "would," "strategy," or "strategic direction" or other similar words, phrases or expressions that convey the uncertainty of future events or outcomes. The company cautions readers that actual results may differ materially from those expressed or implied in forward-looking statements made by or on behalf of the company due to a variety of factors, such as: (1) the effects of fluctuations in customer demand on sales, product mix and prices in the industries in which the company operates, including the ability of the company to respond to rapid changes in customer demand including but not limited to changes in domestic and worldwide political and economic conditions due to, among other factors, U.S. and foreign trade policies and the impact on economic conditions, changes in customer operating schedules due to supply chain constraints or unplanned work stoppages, the ability of customers to obtain financing to purchase the company’s products or equipment that contains its products, the effects of customer bankruptcies or liquidations, the impact of changes in industrial business cycles, and whether conditions of fair trade exist in U.S. markets; (2) changes in operating costs, including the effect of changes in the company's manufacturing processes, changes in costs associated with varying levels of operations and manufacturing capacity, availability of raw materials and energy, the company's ability to mitigate the impact of fluctuations in raw materials and energy costs and the effectiveness of its surcharge mechanism, changes in the expected costs associated with product warranty claims, changes resulting from inventory management, cost reduction initiatives and different levels of customer demands, the effects of unplanned work stoppages, availability of skilled labor and changes in the cost of labor and benefits; (3) the success of the company's operating plans, announced programs, initiatives and capital investments, the consistency to meet demand levels following unplanned downtime, and the company's ability to maintain appropriate relations with the union that represents its associates in certain locations in order to avoid disruptions of business; (4) whether the company is able to successfully implement actions designed to improve profitability on anticipated terms and timetables and whether the company is able to fully realize the expected benefits of such actions; (5) the company's pension obligations and investment performance; (6) with respect to the company's ability to achieve its sustainability goals, including its 2030 environmental goals, the ability to meet such goals within the expected timeframe, changes in laws, regulations, prevailing standards or public policy, the alignment of the scientific community on measurement and reporting approaches, the complexity of commodity supply chains and the evolution of and adoption of new technology, including traceability practices, tools and processes; (7) availability of property insurance coverage at commercially reasonable rates or insufficient insurance coverage to cover claims or damages; (8) the availability of financing and interest rates, which affect the company's cost of funds and/or ability to raise capital; (9) the impacts from any repurchases of our common shares, including the timing and amount of any repurchases; (10) competitive factors, including changes in market penetration, increasing price competition by existing or new foreign and domestic competitors, the introduction of new products by existing and new competitors, and new technology that may impact the way the company's products are sold or distributed; (11) deterioration in global economic conditions, or in economic conditions in any of the geographic regions in which the company conducts business, including additional adverse effects from global economic slowdown, terrorism or hostilities, including political risks associated with the potential instability of governments and legal systems in countries in which the company or its customers conduct business, and changes in currency valuations; (12) the impact of global conflicts on the economy, sourcing of raw materials, and commodity prices; (13) climate-related risks, including environmental and severe weather caused by climate changes, and legislative and regulatory initiatives addressing global climate change or other environmental concerns; (14) unanticipated litigation, claims or assessments, including claims or problems related to intellectual property, product liability or warranty, employment matters, regulatory compliance and environmental issues and taxes, among other matters; (15) cyber-related risks, including information technology system failures, interruptions and security breaches; (16) the potential impact of pandemics, epidemics, widespread illness or other health issues; and (17) with respect to the equipment investments to support the U.S. Army’s mission of ramping up munitions production in the coming years, and whether the anticipated increase in throughput is achieved. Further, this news release represents our current policy and intent and is not intended to create legal rights or obligations. Certain standards of measurement and performance contained in this news release are developing and based on assumptions, and no assurance can be given that any plan, objective, initiative, projection, goal, mission, commitment, expectation or prospect set forth in this news release can or will be achieved. Inclusion of information in this news release is not an indication that the subject or information is material to our business or operating results.

Additional risks relating to the company's business, the industries in which the company operates, or the company's common shares may be described from time to time in the company's filings with the SEC. All of these risk factors are difficult to predict, are subject to material uncertainties that may affect actual results and may be beyond the company's control. Readers are cautioned that it is not possible to predict or identify all of the risks, uncertainties and other factors that may affect future results and that the above list should not be considered to be a complete list. Except as required by the federal securities laws, the company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.